Exhibit 99.1

STEWART ENTERPRISES REPORTS RESULTS FOR THE THIRD QUARTER OF 2013

JEFFERSON, LA September 9, 2013 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the third quarter of 2013.

	Three Months Ended July 31,				Nine Months Ended July 31,
	2013		2012		2013		2012
	millions	per diluted share	millions	per diluted share	millions	per diluted share	millions	per diluted share
Net earnings	$8.3	$.10	$9.6	$.11	$35.6	$.41	$26.9	$.31
Net earnings from continuing operations	$8.3	$.10	$9.9	$.11	$35.6	$.41	$28.3	$.32
Adjusted earnings from continuing operations (1)	$8.0	$.09	$9.6	$.11	$33.9	$.39	$30.1	$.34

(1)	See table “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted earnings and adjusted earnings per share from continuing operations.

Thomas M. Kitchen, President and Chief Executive Officer, stated, “The third quarter of 2013 proved to be a challenging period for the Company, with the pending merger with SCI and continued refinements to our sales initiatives. When we started our new sales initiatives, we expected it would be a process that while beneficial in the long-term, would cause short-term disruptions. In July 2013, we experienced the best month of cemetery property sales since the implementation of the new sales initiatives earlier this year, which we believe indicates that the initiatives are generating positive momentum. We continue to believe that the new structure will improve customer service and increase preneed sales over time. Operating results were also impacted adversely by the timing of revenue recognition for cemetery construction projects and for cemetery property sales. As construction occurs and additional payments are received, these contracts will be recognized as revenue in the future. Additionally, margins for the quarter were negatively impacted due to expenses that exceeded the prior year quarter, particularly increased selling expenses for sales of preneed funerals, which are recognized currently while the related revenue is deferred to a future period. We are continuing to refine the overall sales compensation program.”

Mr. Kitchen, continued, “Fiscal year 2013 continues to be a very successful year for the Company and our shareholders. For the first nine months of 2013, we increased total revenue by $10 million and gross profit by $6 million, which reflects the highest nine month revenue and gross profit in five years. In addition, we improved adjusted earnings by 13 percent, operating cash flow by 16.5 percent and our investment portfolio has generated a total return of 10 percent over the past nine months. Some additional highlights of the first nine months of fiscal year 2013 include:

•	Improving overall revenue, gross profit in dollars and margin and earnings from continuing operations compared to the first nine months of fiscal year 2012;

•	Generating operating cash flow of $68.4 million, or a 16.5 percent improvement, and free cash flow of $54.1 million, or more than a 14 percent improvement, compared to the same period of last year. As of July 31, 2013, we had more than $117 million of cash and marketable securities with no amounts borrowed on our $150 million credit facility;

•	Realizing a 7 percent improvement in adjusted EBITDA to $88.6 million or a 22.3 percent adjusted EBITDA margin, as discussed in the table “Reconciliation of Non-GAAP Financial Measures;” and

•	Producing total returns of 11 percent in our preneed trusts and 8 percent in our cemetery perpetual care trusts.”

Mr. Kitchen concluded, “We are pleased with the progress of the activities related to the pending merger with SCI over the past three months. We continue to expect it will be completed in late 2013 or early 2014.”

Definitive Merger Agreement with Service Corporation International

On May 29, 2013, the Company announced that it entered into a definitive merger agreement with SCI. Pursuant to the agreement, holders of the Company’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock. The transaction was approved by the Company’s shareholders on August 13, 2013. The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) or of any agreement with the Federal Trade Commission (“FTC”) not to consummate the merger. On July 17, 2013, the Company announced that it and SCI had received second requests from the FTC, which extends the waiting period under the HSR Act until the 30th day after substantial compliance by SCI and the Company with the requests, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. Subsequently, the Company and SCI have entered into an agreement with the FTC not to consummate the merger prior to 90 days after both SCI and Stewart certify substantial compliance with the second request, or December 13, 2013, whichever is earlier. The parties may close the merger sooner if the FTC grants early termination, closes its investigation or accepts for public comment a proposed consent agreement settling the matter. The Company is preparing responses to the second request and continues to anticipate that the transaction will close in late calendar year 2013 or early 2014. For additional information, see the Company’s Form 10-Q for the quarter ended July 31, 2013.

Third Quarter Results

FUNERAL

•	Funeral revenue declined $0.2 million, or 0.3 percent, to $68.7 million for the third quarter of 2013. This decline is primarily due to a 0.4 percent decrease in same-store funeral services performed, coupled with a 0.7 percent decrease in same-store average revenue per funeral service. During the third quarter of 2013, the Company experienced a $0.7 million increase in revenue related to trust activities.

•	Funeral gross profit decreased $1.8 million, or 11.4 percent, to $14.0 million for the third quarter of 2013, compared to $15.8 million for the same period of 2012. Funeral gross profit margin declined 250 basis points to 20.4 percent for the third quarter of 2013 from 22.9 percent for the third quarter of 2012. During the third quarter of 2013, the Company continued to refine its sales compensation plan, which resulted in an increase of preneed selling costs of $1.5 million. This negatively affected the Company’s third quarter results, because preneed selling costs are expensed as incurred, while preneed funeral sales are deferred until they are performed. The Company is continuing to refine its sales compensation plan to seek the appropriate balance between preneed production and current period expenses.

•	The cremation rate for the Company’s same-store operations was 44.9 percent for the third quarter of 2013 compared to 43.8 percent for the third quarter of 2012.

•	Net preneed funeral sales decreased 2.0 percent during the third quarter of 2013 compared to the same period of 2012. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.

CEMETERY

•

Cemetery revenue decreased $2.0 million, or 3.3 percent, to $58.4 million for the third quarter of 2013, compared to $60.4 million during the third quarter of 2012. During the third quarter of fiscal year 2013, the Company experienced a $3.0 million decline in revenue due to the timing of revenue recognition for both construction of cemetery projects and the payments for cemetery property sales. Due to the nature of these items, revenue recognition does not happen evenly throughout the year. As construction occurs and additional payments are received, these contracts will be recognized as revenue in the future. In addition, the Company experienced a strong third quarter in fiscal year 2012 of revenue recognized from these items. These results were partially offset by a $1.1 million increase in revenue related to trust activities and a $0.9 million improvement in merchandise delivered and services performed.

•	Cemetery property sales were essentially flat compared to the third quarter of 2012. These results are the strongest quarter of property sales since the implementation of the new sales initiatives earlier this year, due primarily to strong sales throughout the month of July.

•	Cemetery gross profit decreased $2.0 million, or 17.9 percent, to $9.2 million for the third quarter of 2013, compared to $11.2 million for the same period of 2012. Cemetery gross profit margin declined 270 basis points to 15.8 percent for the third quarter of 2013 from 18.5 percent for the same period of 2012. The decline is primarily due to the decrease in revenue, as previously noted.

OTHER

•	Corporate general and administrative expenses improved $0.9 million to $6.4 million for the third quarter of fiscal year 2013. The Company reduced its accrual for annual incentive compensation based on third quarter results.

•	During the three months ended July 31, 2013, the Company incurred $3.1 million in merger-related costs which consist primarily of legal fees.

•	The effective tax rate for continuing operations for the quarter ended July 31, 2013 was 0.6 percent compared to 27.9 percent for the same period in 2012. The reduced rate during the third quarter of 2013 is primarily due to a change in Puerto Rican tax legislation that increased the top tax rate for businesses from 30 percent to 39 percent. This new tax legislation reverses the tax legislation passed in January 2011. As a result, the Company revalued its Puerto Rican deferred tax assets, resulting in a one-time non-cash benefit of $3.0 million, net. During the third quarter of the prior year, the Company recorded a tax benefit of $1.1 million resulting from a reduction in the valuation allowance for capital losses, associated with the improved performance of the Company’s trust portfolio. The Company did not have an adjustment to its valuation allowance during the third quarter of 2013.

Year to Date Results

FUNERAL

•	Funeral revenue increased $8.3 million, or 3.9 percent, to $222.0 million for the nine months ended July 31, 2013. Same-store funeral services performed increased 4.3 percent, or 1,736 events. In addition, the Company experienced a $1.1 million improvement in revenue related to trust activities. These increases were partially offset by a 0.4 percent decrease in same-store average revenue per funeral service.

•	Funeral gross profit increased $0.7 million, or 1.3 percent, to $53.7 million for the nine months ended July 31, 2013. The increase is primarily due to the $8.3 million improvement in revenue, as previously noted. Funeral gross profit margin declined 60 basis points to 24.2 percent for the first nine months of fiscal year 2013 from 24.8 percent for the same period of 2012, due in part to an increase in preneed selling costs, as previously discussed.

•	The cremation rate for the Company’s same-store operations was 43.8 percent for the first nine months of fiscal year 2013 compared to 43.2 percent for the corresponding period of 2012.

•	Net preneed funeral sales decreased 5.2 percent during the first nine months of fiscal year 2013 compared to the same period of 2012. As part of the integration of its operations and sales teams, the Company revised its organizational structure and compensation packages. These actions negatively impacted preneed funeral sales and cemetery property sales for the first nine months of fiscal year 2013. The Company anticipated these changes would create challenges, and is taking the necessary steps to address them. The Company has been recruiting, hiring and training new counselors. The Company continues to believe that the new structure will improve customer service and increase preneed sales over time. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.

CEMETERY

•

Cemetery revenue increased $1.6 million, or 0.9 percent, to $174.6 million for the nine months ended July 31, 2013. The Company produced a $4.9 million increase in revenue related to trust activities and a $3.2 million improvement in merchandise delivered and services performed. In addition, the Company generated a $3.1 million increase in revenue recognized for cemetery property sales for which the down payment required for revenue recognition was received and a $1.6 million increase in revenue recognized from the construction of various cemetery projects. These increases were partially offset by a $1.3 million decline in finance charges.

•	Cemetery property sales declined $9.3 million, or 11.9 percent, compared to the first nine months of fiscal year 2012, primarily due to the revised sales initiatives, as previously discussed.

•	Cemetery gross profit increased $5.3 million, or 18.6 percent, to $33.8 million for the nine months ended July 31, 2013. Cemetery gross profit margin improved 290 basis points to 19.4 percent for the first nine months of fiscal year 2013 from 16.5 percent for the corresponding period of fiscal year 2012. The increase in gross profit is primarily due to a reduction in property and related selling costs, coupled with the improvement in revenue, as previously noted.

OTHER

•	During the nine months ended July 31, 2013, the Company incurred $3.7 million in merger-related costs which consist primarily of financial advisory and legal fees.

•	During the first nine months of the prior fiscal year, the Company recorded $2.9 million in restructuring and other charges. These charges were primarily related to separation pay, termination benefits and a non-cash asset impairment due to the restructuring of the sales and operations of the organization, as well as a separate reduction in workforce associated with the Company’s ongoing continuous improvement initiative.

•	Other operating income, net increased $0.9 million compared to the first nine months of fiscal year 2012 primarily due to the sale of excess cemetery land during fiscal year 2013.

•	The effective tax rate for continuing operations for the nine months ended July 31, 2013 was 25.9 percent compared to 32.7 percent for the corresponding period in fiscal year 2012. The reduced rate for the first nine months of fiscal year 2013 is primarily due to a change in Puerto Rican tax legislation that increased the top tax rate for businesses from 30 percent to 39 percent, as previously discussed. As a result, the Company revalued its Puerto Rican deferred tax assets, resulting in a one-time non-cash benefit of $3.0 million, net. In addition, the Company benefitted from a $2.7 million and a $2.1 million reduction in the valuation allowance for capital losses, associated with the positive performance of its trust portfolio for the nine months ended July 31, 2013 and 2012, respectively.

•	During the nine months ended July 31, 2012, the Company decided to hold one of its e-commerce businesses for sale. The results of operations and the related impairment resulted in a net loss of $1.4 million in discontinued operations.

Cash Flow Results and Debt for Total Operations

•	Cash flow provided by operating activities for the third quarter of fiscal year 2013 was $23.3 million compared to $30.3 million for the same period of last year. The decrease in operating cash flow is due in part to the decline in net earnings, coupled with additional net tax payments in the third quarter of 2013, compared to the same period of last year.

•	Cash flow provided by operating activities for the first nine months of fiscal year 2013 was $68.4 million compared to $58.7 million for the same period in fiscal year 2012. For the first nine months of fiscal year 2013, the Company generated an $8.7 million improvement in net earnings. In addition, the Company experienced a change in working capital, partly driven by a $4.5 million decline in spending on cemetery development projects and a $2.1 million improvement in cash flow from receivables due in part to the decline in preneed funeral and cemetery property sales, which are typically financed. These changes were partially offset by the timing of trust withdrawals and deposits, coupled with additional net tax payments in the first nine months of fiscal year 2013.

•	Free cash flow was $17.5 million and $54.1 million for the third quarter and first nine months of fiscal year 2013, respectively, compared to $26.7 million and $47.3 million for the third quarter and first nine months of fiscal year 2012, respectively, primarily due to the changes in operating cash flow, as described above. See table “Reconciliation of Non-GAAP Financial Measures” for additional information on free cash flow.

•	The Company paid $.045 per share in dividends in the third quarter of fiscal year 2013, compared to $.040 per share in the prior year period. The Company paid $11.0 million, or $.13 per share, in dividends in the first nine months of fiscal year 2013, compared to $10.0 million, or $.115 per share, in the corresponding period of last year.

Trust Performance

The following total returns include realized and unrealized gains and losses:

•	For the quarter ended July 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 0.4 percent, and its perpetual care trusts experienced a total decline of 0.9 percent.

•	For the twelve months ended July 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 13.3 percent, and its perpetual care trusts experienced a total return of 10.8 percent.

•	For the three years ended July 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an average annual total return of 10.8 percent, and its perpetual care trusts experienced an average annual total return of 10.4 percent.

•	For the five years ended July 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an average annual total return of 6.7 percent, and its perpetual care trusts experienced an average annual total return of 8.2 percent.

•	For fiscal year 2013, the fair market value of the Company’s portfolio improved $45.1 million to $901.3 million as of July 31, 2013.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 217 funeral homes and 141 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. For additional information on Stewart Enterprises, Inc. please visit www.stewartenterprises.com.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended July 31,
	2013	2012
Revenues:
Funeral	$68,696	$68,883
Cemetery	58,366	60,356

	127,062	129,239

Costs and expenses:
Funeral	54,714	53,128
Cemetery	49,153	49,125

	103,867	102,253

Gross profit	23,195	26,986
Corporate general and administrative expenses	(6,386)	(7,326)
Merger-related costs	(3,126)	—
Restructuring and other charges	—	(305)
Other operating income, net	568	191

Operating earnings	14,251	19,546
Interest expense	(5,922)	(5,873)
Investment and other income (expense), net	(2)	57

Earnings from continuing operations before income taxes	8,327	13,730
Income taxes	50	3,834

Earnings from continuing operations	8,277	9,896

Discontinued operations:
Loss from discontinued operations before income taxes	—	(380)
Income tax benefit	—	(122)

Loss from discontinued operations	—	(258)

Net earnings	$8,277	$9,638

Basic earnings per common share:
Earnings from continuing operations	$.10	$.11
Loss from discontinued operations	—	—

Net earnings	$.10	$.11

Diluted earnings per common share:
Earnings from continuing operations	$.10	$.11
Loss from discontinued operations	—	—

Net earnings	$.10	$.11

Weighted average common shares outstanding (in thousands):
Basic	84,692	85,798

Diluted	85,952	86,178

Dividends declared per common share	$.045	$.040

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Nine Months Ended July 31,
	2013	2012
Revenues:
Funeral	$222,004	$213,646
Cemetery	174,592	173,015

	396,596	386,661

Costs and expenses:
Funeral	168,299	160,685
Cemetery	140,819	144,456

	309,118	305,141

Gross profit	87,478	81,520
Corporate general and administrative expenses	(20,294)	(20,264)
Merger-related costs	(3,715)	—
Restructuring and other charges	(81)	(2,852)
Net gain on dispositions	742	332
Other operating income, net	1,688	773

Operating earnings	65,818	59,509
Interest expense	(17,794)	(17,544)
Investment and other income, net	160	148

Earnings from continuing operations before income taxes	48,184	42,113
Income taxes	12,498	13,773

Earnings from continuing operations	35,686	28,340

Discontinued operations:
Loss from discontinued operations before income taxes	(88)	(2,065)
Income tax benefit	(31)	(644)

Loss from discontinued operations	(57)	(1,421)

Net earnings	$35,629	$26,919

Basic earnings per common share:
Earnings from continuing operations	$.42	$.32
Loss from discontinued operations	—	(.01)

Net earnings	$.42	$.31

Diluted earnings per common share:
Earnings from continuing operations	$.41	$.32
Loss from discontinued operations	—	(.01)

Net earnings	$.41	$.31

Weighted average common shares outstanding (in thousands):
Basic	84,533	86,295

Diluted	85,382	86,619

Dividends declared per common share (1)	$.09	$.115

(1)	The first quarter dividend historically declared in December and paid in January (both the Company’s first quarter) was declared in October 2012 (the Company’s fourth quarter) and paid in December 2012. The acceleration of the declaration and payment of the first quarter 2013 dividend resulted in no dividends being declared in the first quarter of 2013, although the dividend was paid in the first quarter of 2013. The Company paid $11.0 million, or $.13 per share, in dividends for the nine months ended July 31, 2013, compared to $10.0 million, or $.115 per share, in dividends during the nine months ended July 31, 2012.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	July 31, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$99,087	$68,187
Restricted cash and cash equivalents	6,250	6,250
Marketable securities	18,673	10,514
Receivables, net of allowances	54,756	52,441
Inventories	36,108	36,495
Prepaid expenses	6,188	4,923
Deferred income taxes, net	17,734	30,671

Total current assets	238,796	209,481
Receivables due beyond one year, net of allowances	71,364	72,620
Preneed funeral receivables and trust investments	457,520	432,422
Preneed cemetery receivables and trust investments	233,565	225,048
Goodwill	249,584	249,584
Cemetery property, at cost	402,730	401,670
Property and equipment, at cost:
Land	50,227	49,085
Buildings	370,942	360,852
Equipment and other	196,984	204,971

	618,153	614,908
Less accumulated depreciation	326,016	323,648

Net property and equipment	292,137	291,260
Deferred income taxes, net	69,324	62,125
Cemetery perpetual care trust investments	275,891	263,663
Other assets	12,029	13,812

Total assets	$2,302,940	$2,221,685

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	July 31, 2013	October 31, 2012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$83,940	$6
Accounts payable and accrued expenses	24,923	25,214
Accrued payroll and other benefits	16,371	19,964
Accrued insurance	23,694	22,152
Accrued interest	4,323	2,161
Estimated obligation to fund cemetery perpetual care trust	11,950	11,965
Other current liabilities	10,080	14,723
Income taxes payable	1,038	1,004

Total current liabilities	176,319	97,189
Long-term debt, less current maturities	241,192	321,887
Deferred income taxes, net	4,768	4,931
Deferred preneed funeral revenue	238,921	240,415
Deferred preneed cemetery revenue	268,775	265,347
Deferred preneed funeral and cemetery receipts held in trust	620,839	585,164
Perpetual care trusts’ corpus	273,218	261,883
Other long-term liabilities	21,335	20,548

Total liabilities	1,845,367	1,797,364

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 82,157,854 and 81,359,536 shares at July 31, 2013 and October 31, 2012, respectively	82,158	81,360
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at July 31, 2013 and October 31, 2012; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	475,955	479,060
Accumulated deficit	(104,067)	(139,696)
Accumulated other comprehensive income (loss):
Unrealized appreciation (depreciation) of investments	(28)	42

Total accumulated other comprehensive income (loss)	(28)	42

Total shareholders’ equity	457,573	424,321

Total liabilities and shareholders’ equity	$2,302,940	$2,221,685

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Nine Months Ended July 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$35,629	$26,919
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net (gain) loss on dispositions	(654)	539
Non-cash restructuring charge	—	1,236
Depreciation and amortization	19,645	19,859
Non-cash interest and amortization of discount on senior convertible notes	4,340	4,127
Provision for doubtful accounts	3,377	3,041
Share-based compensation	3,021	2,630
Excess tax benefits from share-based payment arrangements	(433)	(23)
Provision for deferred income taxes	6,276	6,935
Estimated obligation to fund cemetery perpetual care trust	7	567
Other	100	90
Changes in assets and liabilities:
Increase in receivables	(5,263)	(7,380)
Increase in prepaid expenses	(1,266)	(1,165)
Increase in inventories and cemetery property	(1,141)	(5,636)
Increase (decrease) in accounts payable and accrued expenses	(1)	1,307
Federal income tax refund received	740	—
Net effect of preneed funeral production and maturities:
(Increase) decrease in preneed funeral receivables and trust investments	(8,652)	1,703
Increase (decrease) in deferred preneed funeral revenue	(1,466)	503
Increase (decrease) in deferred preneed funeral receipts held in trust	7,312	(2,959)
Net effect of preneed cemetery production and deliveries:
Decrease in preneed cemetery receivables and trust investments	677	409
Increase in deferred preneed cemetery revenue	3,428	6,398
Increase (decrease) in deferred preneed cemetery receipts held in trust	1,803	(695)
Increase in other	904	334

Net cash provided by operating activities	68,383	58,739

Cash flows from investing activities:
Proceeds from sales/maturities of marketable securities and release of restricted funds	2,264	2,006
Deposits of restricted funds and purchases of marketable securities	(10,366)	(2,036)
Proceeds from sale of assets	799	533
Purchase of subsidiaries and other investments, net of cash acquired	—	(3,113)
Additions to property and equipment	(20,913)	(16,215)
Other	104	87

Net cash used in investing activities	(28,112)	(18,738)

Cash flows from financing activities:
Repayments of long-term debt	(4)	(4)
Debt refinancing costs	—	(34)
Issuance of common stock	3,028	1,433
Purchase and retirement of common stock	(1,833)	(19,075)
Dividends	(10,995)	(9,955)
Excess tax benefits from share-based payment arrangements	433	23

Net cash used in financing activities	(9,371)	(27,612)

Net increase in cash	30,900	12,389
Cash and cash equivalents, beginning of period	68,187	65,688

Cash and cash equivalents, end of period	$99,087	$78,077

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$5,608	$2,542
Interest	$11,466	$11,452
Non-cash investing and financing activities:
Issuance of common stock to directors	$133	$437
Issuance of restricted stock, net of forfeitures	$1,491	$1,084

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED JULY 31, 2013 AND 2012

(Unaudited)

The Company recorded several items during the three and nine months ended July 31, 2013 and 2012 that impacted earnings from continuing operations: a non-cash interest expense related to the Company’s senior convertible notes, merger-related costs, restructuring and other charges, a perpetual care funding obligation, net gain on dispositions and unusual tax adjustments. The Company is presenting adjusted earnings in the table below to eliminate the effects of the specified items.

	Three Months Ended July 31,				Nine Months Ended July 31,
Adjusted Balances are Net of Tax	2013		2012		2013		2012
	millions	per diluted share	millions	per diluted share	millions	per diluted share	millions	per diluted share
Consolidated net earnings	$8.3	$.10	$9.6	$.11	$35.6	$.41	$26.9	$.31
Add: Loss from discontinued operations	—	—	0.3	—	—	—	1.4	.01

Earnings from continuing operations	8.3	.10	9.9	.11	35.6	.41	28.3	.32

Add: Non-cash interest expense on senior convertible notes (1)	0.7	.01	0.6	.01	2.0	.03	1.9	.02
Add: Merger-related costs (2)	2.0	.02	—	—	2.4	.03	—	—
Add: Restructuring and other charges (3)	—	—	0.2	—	—	—	1.8	.02
Add: Perpetual care funding obligation (4)	—	—	—	—	—	—	0.4	—
Subtract: Net gain on dispositions (5)	—	—	—	—	(0.4)	(.01)	(0.2)	—
Subtract: Unusual tax adjustments (6)	(3.0)	(.04)	(1.1)	(.01)	(5.7)	(.07)	(2.1)	(.02)

Adjusted earnings from continuing operations	$8.0	$.09	$9.6	$.11	$33.9	$.39	$30.1	$.34

(1)	Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s senior convertible notes, which has been applied retrospectively in the Company’s financial statements. For additional information, see Note 3 to the financial statements included in the Company’s Form 10-K for the year ended October 31, 2012. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 37.1 percent and 37.7 percent for the three and nine months ended July 31, 2013, respectively. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 35.8 percent and 37.3 percent for the three and nine months ended July 31, 2012, respectively.
(2)	On May 29, 2013, the Company announced that it had entered into a definitive merger agreement with SCI. Pursuant to the agreement, holders of the Company’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock they hold. The transaction was approved by the Company’s shareholders on August 13, 2013. The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The proposed transaction is expected to close in late calendar year 2013 or early 2014. During the nine months ended July 31, 2013, the Company incurred $3.7 million in merger-related costs, including $3.1 million in the third quarter of fiscal year 2013. The tax rate associated with the Company’s merger-related costs for the three and nine months ended July 31, 2013 was 37.6 percent and 37.7 percent, respectively.
(3)	The Company recorded $0.3 million and $2.9 million in restructuring and other charges during the three and nine months ended July 31, 2012, respectively. These charges were primarily related to separation pay, termination benefits and a non-cash asset impairment due in part to the restructuring of the sales and operations of the organization, along with a reduction in workforce associated with the Company’s continuous improvement initiative. The tax rate associated with this charge for the three and nine months ended July 31, 2012 was 31.0 percent and 37.3 percent, respectively.
(4)	As a result of Eastman Kodak’s bankruptcy, the Company recorded a charge to record a probable funding obligation related to the Company’s perpetual care trusts during the first quarter of 2012. The tax rate associated with the Company’s adjustment for the perpetual care funding obligation for the nine months ended July 31, 2012 was 37.3 percent.
(5)	The tax rate associated with the Company’s adjustment for the net gain on dispositions for the nine months ended July 31, 2013 and July 31, 2012 was 37.7 percent and 38.3 percent, respectively.
(6)	For the nine months ended July 31, 2013 and the three and nine months ended July 31, 2012, the Company recorded a reduction in the tax valuation allowance, primarily resulting from the improved performance of the Company’s trust portfolio. In the third quarter of 2013, Puerto Rico passed new tax legislation that increased the top tax rate for businesses from 30 percent to 39 percent. This new tax legislation reverses the tax legislation previously passed in January 2011. As a result, the Company revalued its Puerto Rican deferred tax assets. The tax rate change resulted in a one-time $3.0 million, net, non-cash charge to increase the deferred tax assets related to the Puerto Rican operations. For additional information, see Note 17 of the Company’s Form 10-Q for the quarter ended July 31, 2013.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED JULY 31, 2013 AND 2012

(Unaudited)

Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to make strategic investments, repurchase stock, repay debt or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three and nine months ended July 31, 2013 and 2012:

Free Cash Flow	Three Months Ended July 31,		Nine Months Ended July 31,
(Dollars in millions)	2013	2012	2013	2012
Net cash provided by operating activities (1)	$23.3	$30.3	$68.4	$58.7
Less: Maintenance capital expenditures	(5.8)	(3.6)	(14.3)	(11.4)

Free cash flow	$17.5	$26.7	$54.1	$47.3

(1)	Cash flow provided by operating activities for the third quarter of fiscal year 2013 was $23.3 million compared to $30.3 million for the same period of last year. The decrease in operating cash flow is due in part to the decline in net earnings, coupled with additional net tax payments in the third quarter of 2013, compared to the same period of last year.

Cash flow provided by operating activities for the first nine months of fiscal year 2013 was $68.4 million compared to $58.7 million for the same period in fiscal year 2012. For the first nine months of fiscal year 2013, the Company generated an $8.7 million improvement in net earnings. In addition, the Company experienced a change in working capital, partly driven by a $4.5 million decline in spending on cemetery development projects and a $2.1 million improvement in cash flow from receivables due in part to the decline in preneed funeral and cemetery property sales, which are typically financed. These changes were partially offset by the timing of trust withdrawals and deposits, coupled with additional net tax payments in the first nine months of fiscal year 2013.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED JULY 31, 2013 AND 2012

(Unaudited)

Adjusted EBITDA is defined as earnings from continuing operations plus depreciation and amortization, interest expense, perpetual care funding obligations, restructuring and other charges, merger-related costs, income taxes and less net gain on dispositions. Adjusted EBITDA margins are calculated by dividing adjusted EBITDA by revenue.

Management believes that adjusted EBITDA is a useful measure for providing additional insight into the Company’s operating performance. Due to the Company’s significant cash investment in preneed activity, management does not view adjusted EBITDA as a measure of the Company’s cash flow. Investors should be aware that adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. The following table provides a reconciliation between net earnings (the GAAP financial measure that the Company believes is most directly comparable to adjusted EBITDA) and adjusted EBITDA for the three and nine months ended July 31, 2013 and 2012:

Adjusted EBITDA	Three Months Ended July 31,		Nine Months Ended July 31,
(Dollars in millions)	2013	2012	2013	2012
Consolidated net earnings	$8.3	$9.6	$35.6	$26.9
Add: Loss from discontinued operations	—	0.3	—	1.4

Earnings from continuing operations	8.3	9.9	35.6	28.3
Add: Depreciation and amortization	6.6	6.6	19.6	19.8
Add: Interest expense	6.0	5.9	17.8	17.5
Add: Perpetual care funding obligation (1)	—	—	—	0.6
Add: Restructuring and other charges	—	0.3	0.1	2.9
Add: Merger-related costs	3.1	—	3.7	—
Add: Income taxes	—	3.8	12.5	13.8
Subtract: Net gain on dispositions	—	—	(0.7)	(0.3)

Adjusted EBITDA	$24.0	$26.5	$88.6	$82.6

Adjusted EBITDA margin	18.9%	20.5%	22.3%	21.4%

(1)	As a result of Eastman Kodak’s bankruptcy, the Company recorded a charge to record a probable funding obligation related to the Company’s perpetual care trusts during the first quarter of 2012.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CAUTIONARY STATEMENTS

This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:

•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;

•	effects of the substantial unrealized losses in the investments in our trusts, including:

•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;

•	effects on at-need and preneed sales of a weak economy;

•	effects on revenue due to the changes in the number of deaths in our markets and recent annual declines in funeral call volume;

•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;

•	effects on our future revenue and costs of our organizational restructuring designed to better integrate operations and sales, implemented primarily during the latter part of fiscal year 2012 and the beginning of fiscal year 2013;

•	effects on cash flow and earnings as a result of increased costs, particularly supply costs related to increases in commodity prices;

•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;

•	risk of loss due to hurricanes and other natural disasters;

•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;

•	our ability to pay future dividends on our common stock;

•	the effects on us as a result of our industry’s complex accounting model;

•	the occurrence of any circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the transaction due to the failure to satisfy conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally;

and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2012 and our Form 10-Q for the quarter ended July 31, 2013, filed with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.

CONTACT:	Lewis J. Derbes, Jr.

Stewart Enterprises, Inc.

1333 S. Clearview Parkway

Jefferson, LA 70121

504-729-1400